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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of Report
                                 April 7, 1998
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                             Solo Serve Corporation
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)



0-19994                                                               74-2048057
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(Commission File Number)                 (I.R.S. Employer Identification Number)



1610 Cornerway Blvd.
San Antonio, Texas                                                         78219
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(Address of principal executive offices)                              (Zip Code)


              Registrant's telephone number, including area code:
                                 (210) 662-6262
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ITEM 5. OTHER EVENTS.

         The Company has consummated the sale and leaseback transaction previously reported for the Company's distribution center and corporate headquarters. As a result of the consummation of this transaction, the Company realized net proceeds of approximately $1 million.

Forward-looking Statements

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made above. Investors are cautioned that all forward-looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: general economic conditions, consumer demand and preferences, and weather patterns in the Company's markets; competitive factors, including continuing pressure from pricing and promotional activities of competitors; impact of excess retail capacity; the availability, selection and purchasing of attractive merchandise on favorable terms; availability of financing; and relationships with vendors and factors. Additional information concerning those and other factors are contained in the Company's Securities and Exchange Commission filings, copies of which are available from the Company without charge. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.





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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           SOLO SERVE CORPORATION



                                           By: /s/ Ross E. Bacon
                                              ---------------------------
                                               Ross E. Bacon,
                                               Secretary and Chief
                                               Financial Officer

Dated: April 7, 1998